Exhibit 5.1

STEVENS & LEE

600 College Road East
Suite 4400
Princeton, NJ  08540
(609) 243-9111  Fax (609) 243-9333
www.stevenslee.com

December 22, 2006

deCODE genetics, Inc.
Sturlugata 8
Reykjavik, Iceland

Ladies and Gentlemen:

We have acted as counsel to deCODE genetics, Inc., a Delaware corporation (“deCODE”) in connection with the filing by deCODE of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the offer and sale by deCODE of 4,000,000 shares of its common stock (the “Shares”) pursuant to deCODE’s 2006 Equity Incentive Plan (the “2006 Plan”).

In our capacity as counsel to deCODE, we have reviewed:

(1)                        deCODE’s articles of incorporation;

(2)                        deCODE’s bylaws;

(3)                        the Registration Statement;

(4)                        the 2006 Plan; and

(5)                        resolutions adopted by deCODE’s board of directors on April 5, 2006.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based upon such review of the foregoing, it is our opinion that the Shares, when issued, delivered and sold in accordance with the terms of the 2006 Plan and the awards granted thereunder, if applicable, will be legally issued, fully paid and non-assessable.

We express no opinion with respect to any law other than the Delaware General Corporation Law and United States federal laws.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose.   It

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Richard J. Pinto, Managing Shareholder     Harry A. Horwitz, Managing Shareholder

A PA PROFESSIONAL CORPORATION

STEVENS & LEE

A PA Professional Corporation

deCODE genetics, Inc.

December 22, 2006

may not be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.   In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ STEVENS & LEE, P.C.